    As filed with the Securities and Exchange Commission on February 16, 2000

                                                     Registration No. 333-30490

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            HARKEN ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

                             ----------------------

          DELAWARE                                    95-2841597
(State or other jurisdiction of       (I.R.S. employer identification number)
incorporation or organization)


                            HARKEN ENERGY CORPORATION
                         16285 PARK TEN PLACE, SUITE 600
                              HOUSTON, TEXAS 77084
                                 (281) 717-1300
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               KAREN S. BUSTAMANTE
                                 SENIOR COUNSEL
                            HARKEN ENERGY CORPORATION
                         16285 PARK TEN PLACE, SUITE 600
                              HOUSTON, TEXAS 77084
                                 (281) 717-1300
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                             ----------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                                                           -----------

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                                    -----------

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                  AMOUNT          PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
       TITLE OF EACH CLASS OF SHARES              TO BE              AGGREGATE            AGGREGATE OFFERING         REGISTRATION
             TO BE REGISTERED                   REGISTERED      PRICE PER SECURITY (1)          PRICE (1)               FEE (1)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share          3,000,000             $0.9375                    $2,812,500            $834.00
----------------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights                  3,000,000          Not Applicable           Not Applicable              -- (2)
==================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the common stock as reported by the American Stock Exchange on February 8, 2000.

(2) In accordance with Rule 457(g), no additional registration fee is required in respect of the Preferred Stock Purchase Rights.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 29th, 1999.

                                       HARKEN ENERGY CORPORATION

                                                   *
                                       ---------------------------------------
                                       Mikel D. Faulkner,
                                       Chairman of the Board and Chief
                                       Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




      Signature                            Title                                 Date
---------------------       --------------------------------------      ---------------------

        *                                                                 February 15, 2000
---------------------       Chairman of the Board and Chief             ---------------------
Mikel D. Faulkner           Executive Officer (Principal
                            Executive Officer)

        *                                                                 February 15, 2000
---------------------       President, Chief Financial Officer and      ---------------------
Bruce N. Huff               Director (Principal Accounting Officer
                            and Principal Financial Officer)


        *                                                                 February 15, 2000
---------------------       Executive Vice President, Chief             ---------------------
Stephen C. Voss             Operating Officer and Director

        *                                                                 February 15, 2000
---------------------       Director                                    ---------------------
Gary R. Petersen



         *                                                                February 15, 2000
---------------------       Director                                    ---------------------
Michael M. Ameen, Jr.

         *                                                                February 15, 2000
---------------------       Director                                    ---------------------
Hobart A. Smith

         *                                                                February 15, 2000
---------------------       Director                                    ---------------------
Donald W. Raymond


---------------------       Director                                    ---------------------
Gary B. Wood


*Karen S. Bustamante, by signing her name hereto, does hereby sign this Registration Statement on behalf of Harken Energy Corporation and each of the above-named officers and directors of such Company pursuant to powers of attorney, executed on behalf of Harken and each officer and director.


/s/ KAREN S. BUSTAMANTE
-----------------------
Karen S. Bustamante,
Attorney-in-Fact